UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway
Suite 2600
St. Louis, MO 63102
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	*	*

*On November 25, 2019, a Form 25 relating to the delisting and deregistration under Section 12(b) of the Registrant’s common units representing limited partner interests was filed by the New York Stock Exchange LLC.  The common units currently trade on the OTCQX® Best Market under the symbol “FELPU.”

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
As Foresight Energy LP (“FELP”) previously disclosed via a Current Report on Form 8-K filed on March 10, 2020, as amended by Amendment No. 1 to the Current Report on Form 8-K filed on March 10, 2020 (as amended, the “Original 8-K”), Foresight Energy LP, Foresight Energy GP LLC, the general partner of FELP, and each of FELP’s affiliates party thereto entered into a Restructuring Support Agreement with holders of over 69% in aggregate principal amount of the Company’s outstanding senior secured first-priority credit facility and holders of over 82% in aggregate principal amount of the Company’s outstanding senior secured notes.
FELP is filing this Amendment No. 2 to the Current Report on Form 8-K to amend, restate and supersede in its entirety Exhibit 99.1 of the Original 8-K. All other exhibits to the Original 8-K remain unchanged.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits:

10.1	Restructuring Support Agreement, dated as of March 10, 2020, by and among the FELP RSA Parties and the Consenting Creditors.*

99.1	Cleansing Materials.**

99.2	Press release issued by Foresight Energy LP on March 10, 2020.*

*  Previously filed.
** Replaces  previously filed exhibit in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020	FORESIGHT ENERGY LP

	By:	Foresight Energy GP LLC, its general partner

	By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer